UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 10, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

Fox Entertainment Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14595	95-4066193
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7111

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

The board of directors of Fox Entertainment Group, Inc. (“Fox”) received today a letter from its parent, News Corporation, stating that News Corporation is commencing an exchange offer today, January 10, 2005, to acquire all of the shares of Fox Class A common stock that News Corporation does not already own. According to the description of the terms of the exchange offer in News Corporation’s letter, holders of Fox Class A common stock will receive 1.90 shares of News Corporation Class A common stock in exchange for each outstanding share of Fox Class A common stock validly tendered and not withdrawn in the exchange offer.

News Corporation filed offering materials with the Securities and Exchange Commission (the “SEC”) today which describe the proposed transaction in more detail.

On January 10, 2005, the Fox board formed a special committee of Fox directors that are not directors or executive officers of News Corporation to consider News Corporation’s proposal and make a recommendation to the Fox stockholders regarding the proposal. The special committee consists of Messrs. Peter J. Powers and Christos M. Cotsakos. The special committee also intends to hire its own independent legal and financial advisors.

Also on January 10, 2005, complaints relating to a number of purported class actions were filed in Chancery Court in the State of Delaware naming Fox, members of the Fox board of directors and News Corporation as defendants. The complaints generally allege, among other things, that members of the Fox board of directors and News Corporation have breached fiduciary duties to the public stockholders of Fox.

A copy of News Corporation’s proposal letter, which was delivered to the Fox board today, is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Letter to board of directors of Fox Entertainment Group, Inc. regarding the exchange offer dated January 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Entertainment Group, Inc. (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President, General Counsel

Dated: January 10, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to board of directors of Fox Entertainment Group, Inc. regarding the exchange offer dated January 10, 2005.